UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 6, 2006

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

301 Brannan Street

San Francisco, California 94107

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES

ITEM 1.01 Entry into a Material Definitive Agreement

On January 6, 2006, Advent Software, Inc. (the “Company”) entered into a definitive lease agreement with Toda Development, Inc. (the “Landlord”) whereby the Company will lease approximately 95,000 square feet of office space at 600 Townsend Street in San Francisco, California. The Company’s contractual operating lease obligation under this agreement is approximately $20 million, payable over the ten-year term of the lease. Additionally, the Company anticipates approximately $7.6 million of leasehold improvements, of which $3.8 million will be funded by the Landlord and approximately $3.8 million will be paid directly by Advent. The rental period under the Lease commences 10 days after substantial completion of the tenant improvements by the Landlord. After delivery of the improved premises, currently estimated by Landlord’s general contractor to be in the third fiscal quarter of 2006, the Company will exit its current corporate headquarter facilities and relocate to the 600 Townsend facility. The leases on the current facilities expire on December 31, 2006 and October 31, 2008. Advent therefore anticipates incurring a restructuring charge, principally related to the lease expiring on October 31, 2008, when the Company relocates to the 600 Townsend facility.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description

10.1	Office Lease dated January 6, 2006, between Toda Development, Inc. and the Company for facilities located at 600 Townsend Street in San Francisco, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

	By:	/s/ Graham V. Smith
Graham V. Smith
Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Dated: January 12, 2006